Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(411,200)
Unrealized Gain (Loss) on Market Value of Futures	130,770
Dividend Income	315
Interest Income	13
Total Income (Loss)	$(280,102)

Expenses
Investment Advisory Fee	$4,315
Brokerage Commissions	819
NYMEX License Fee	174
Non-interested Directors' Fees and Expenses	49
Prepaid Insurance Expense	43
Other Expenses	10,998
Total Expenses	16,398
Expense Waiver	(9,919)
Net Expenses	$6,479
Net Gain (Loss)	$(286,581)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$9,049,326
Net Gain (Loss)	(286,581)

Net Asset Value End of Period	$8,762,745
Net Asset Value Per Unit (200,000 Units)	$43.81

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502